U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                       Form 8-K/A

                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES EXCHANGE ACT OF 1934

                             -------------------------------

                   Date of Report (Date of earliest event reported):

                                       May 8, 1998

                               VECTOR ENERGY CORPORATION
                            fka Sunburst Acquisitions II, Inc.

                                         Texas
             (State or other jurisdiction of incorporation or organization)


                                        0-22661
                                 (Commission File No.)

                                      applied for
                         (I.R.S. Employer Identification No.)

                             5599 San Felipe, Suite 620
                                    Houston, Texas
                      (Address of principal executive offices)

                                         77056
                                      (zip code)

     Registrant's telephone number, including area code:  (713) 850-9993

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements are filed herewith:

     Independent Auditors' Report                            F-1

     Statements of Revenue and Direct Expenses of the
     Assets Acquired from Lisbon Development Company
     L.L.C., Taurus Operating, Inc. and Vector Energy
     Corporation for the years ended December 31, 1997
     and 1996 and for the three months ended March 31,
     1998 (unaudited)                                        F-2

     Notes to Statements of Revenue and Direct Expenses
     of the Assets Acquired from Lisbon Development
     Company L.L.C., Taurus Operating, Inc. and Vector
     Energy Corporation                                   F-3 to F-6


(b) EXHIBITS

     Exhibit 2.01     Asset Purchase Agreement between Registrant and
                      Vector *

     Exhibit 2.02     Lisbon Agreement *

     Exhibit 2.03     Taurus Agreement *

* Previously Filed

                             Independent Auditors' Report

To the Board of Directors
Vector Energy Corporation
(fka Sunburst Acquisitions II, Inc.)
Houston, TX


We have audited the accompanying statements of revenue and direct expenses of the assets acquired by Vector Energy Corporation (fka Sunburst Acquisitions II, Inc.) from Lisbon Development Company, LLC, Taurus Operating, Inc. and Vector Energy Corporation for the years ended December 31, 1997 and 1996. This financial statement is the responsibility of the Company's management.
Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the results of operations for the assets acquired by Vector Energy Corporation (fka Sunburst Acquisitions II, Inc.) from Lisbon Development Company, LLC, Taurus Operating Inc., and Vector Energy Corporation for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                 /s/ Comiskey & Company
                                                     PROFESSIONAL CORPORATION


Denver, Colorado
June 29, 1998

     Comiskey & Company P.C. 789 Sherman Street Suite 440 Denver, CO 80203
         (303) 830-2255  Fax (303) 830-0876  Email info@comiskey.com

                               Vector Energy Corporation
                         (fka Sunburst Acquisitions II, Inc.)
                      Statements of Revenue and Direct Expenses of the
                    Assets Acquired from Lisbon Development Company LLC, Taurus Operating, Inc. and Vector Energy Corporation
                     for the years ended December 31, 1997 and 1996 and
                        for the three months ended March 31, 1998




                                     March 31, 1998           December 31,
                                       (Unaudited)        1997           1996


Revenues

Oil Revenues                          $  78,539     $  379,279       $ 206,863
Gas Revenues                            159,567      1,012,220          96,053
Plant Production Revenues                13,593        126,516             577
                              							  --------      ---------        --------
Total Revenues                          251,699      1,518,015         303,493

Direct Operating Expenses

Lease Operating Expense                 152,770        497,035          91,603
Production Taxes                         14,405         77,839          47,376
Transportation, Treatment, Marketing      4,963         38,807           5,517
Other Direct Expenses                     3,000         36,198               -
                                     	   -------        -------        --------
Total Direct Operating Expenses         175,138        649,879         144,496
                                        -------        -------        --------
Excess of Revenue over
 Direct Expenses                      $  76,561      $ 868,136       $ 158,997
 	                                     ========       ========        ========


The accompanying notes are an integral part of the financial statement.

                                      Vector Energy Corporation
                                (fka Sunburst Acquisitions II, Inc.)
                          Notes to Statements of Revenue and Direct Expenses
                    of the Assets Acquired from Lisbon Development Company LLC.,
                       Taurus Operating, Inc. and Vector Energy Corporation
                         For the year ended December 31, 1997 and 1996

Note 1 - Summary of Significant Accounting Policies

Effective as of May 8, 1998, Sunburst Acquisitions II, Inc. ("the Company") acquired various working and royalty interests in oil and gas properties pursuant to an asset purchase agreement with Vector Energy Corporation, a privately held Texas corporation ("old Vector"). The transaction consisted of a transfer by old Vector of substantially all of its oil and gas holdings, as well as the rights to two purchase contracts with Lisbon Development Company LLC ("Lisbon") and Taurus Operating Inc. ("Taurus"), which assigned rights were exercised as part of the transaction.

On June 19, 1998, the Company received approval by its shareholders to merge its operations into Vector Energy Corporation, a newly formed Texas corporation wholly owned by the Company, whereby Vector Energy Corporation became the surviving corporation.

The accompanying financial statement includes the revenues and direct expenses of the following acquired properties:

From Vector Energy Corporation (Old Vector)

Nonoperated working interests and royalties in approximately 80 producing oil and gas wells located primarily in Oklahoma and Kansas.


From Lisbon Development Company LLC:

Working interests in a total of 13 oil and gas wells located in Gregg and Harrison Counties, Texas, and Bossier, Claiborne, Lincoln and Webster Parishes, Louisiana.


From Taurus Operating, Inc.

Westbrook field located in Mitchell County, Texas.

The Old Vector and Taurus properties were acquired through the issuance of common stock of the company. The Lisbon properties were acquired through the issuance of newly designated Class AA Preferred stock, and the assumption of approximately $6.1 million in secured bank debt and certain trade payables.

The accompanying statement presents the revenues and the associated direct expenses of these properties, as incurred by the various owners during the years December 31, 1997 and 1996 and for the three month period (unaudited) ended March 31, 1998. This statement does not include depreciation, amortization, or depletion, or any allocation of corporate overhead costs or any other indirect expenses including interest or income taxes.

This financial statement should be read in conjunction with Form 8K filed by the Company on May 27, 1998.

                                  Vector Energy Corporation
                             (fka Sunburst Acquisitions II, Inc.)
                      Notes to Statements of Revenue and Direct Expenses
               of the Assets Acquired from Lisbon Development Company LLC.,
                     Taurus Operating, Inc. and Vector Energy Corporation
                       For the year ended December 31, 1997 and 1996


Note 2:  Unaudited Oil and Gas Reserve Quantities

This section provides information required by Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities."

The following unaudited reserve estimates presented as of December 31, 1997 and 1996 were prepared by T.J. Smith & Company, Inc., an independent engineering company, with respect to the Lisbon Properties, by Eram Ali, an independent petroleum engineer, with respect to the Westbrook property, and internally by the Company with respect to the Old Vector properties. There are many uncertainties inherent in estimated proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, reserve estimates of new discoveries that have little production history are more imprecise than those of properties with more production history. Accordingly these estimates are expected to change as future information becomes available.

Proved oil and gas reserves are the estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

Unaudited net quantities of proved and proved developed reserves of crude oil (including condensate) and natural gas, all of which are located within he continental United States, are summarized below:

Changes in Proved Reserves:
                                      	(BBLS)             (MCF)
                                     								(In thousands)

Estimated quantity, December 31, 1995    39                   -

Production                                -                 (40)
Acquisitions                            369                   -
Discoveries                              33               1,814
                                      -----              ------

Estimated quantity, December 31, 1996   441               1,774
Production                              (11)               (391)
Acquisitions                              -                   -
Discoveries                             172              11,214
                                      -----              ------

Estimated quantity, December 31, 1997   602              12,597
                                      =====              ======

                             Vector Energy Corporation
                         (fka Sunburst Acquisitions II, Inc.)
               Notes to Statements of Revenue and Direct Expenses
             of the Assets Acquired from Lisbon Development Company LLC.,
                Taurus Operating, Inc. and Vector Energy Corporation
                  For the year ended December 31, 1997 and 1996


Proved reserves at year end:

                               	Developed  	Undeveloped	    Total


Oil (BBLS) (in thousands)

December 31, 1996                     242          199       441
December 31, 1997                     345          257       602

Gas (MCF) (in thousands)

December 31, 1996                   1,774            0     1,774
December 31, 1997                   7,450        5,147    12,597


The following table presents a standardized measure of the discounted future net cash flows attributable to the Company's proved oil and gas reserves. Future cash inflows were computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves. The future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions.

A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair market value of the Company's oil and gas properties.

                                           As of December 31,

                                        1997                 1996
                                              (in thousands)

Future cash inflows                   $ 39,079             $ 12,046
Future production costs                (11,828)              (3,302)
Future development costs                (7,714)              (3,522)
                                       -------              -------

Future net cash flows                   19,537                5,221
10% annual discount for estimating
  timing of cash flows                  (9,200)              (2,960)
                                       -------              -------
Standardized measure of discounted
 future net cash flows                $ 10,337              $ 2,261
                                       =======              =======

                               Vector Energy Corporation
                          (fka Sunburst Acquisitions II, Inc.)
                     Notes to Statements of Revenue and Direct Expenses
               of the Assets Acquired from Lisbon Development Company LLC.,
                 Taurus Operating, Inc. and Vector Energy Corporation
                    For the year ended December 31, 1997 and 1996


                                            Year ended December 31,

                                        1997                   1996
                                                (in thousands)
Standardized measure of discounted
 future net cash flows, beginning
 of year                            $   2,261             $     253

Changes due to operations:
 Production                            (1,517)                 (304)
 Production costs                         650                   145
 Development costs                      6,948                   983
 Acquisitions and discoveries           1,918                 1,168
 Other                                   (149)                   (9)
 Accretion of discount                    226                    25
                                      -------               -------

Standardized measure of discounted future
 net cash flows, end of year        $  10,337              $  2,261
                                      =======               =======